UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 1, 2010

PEER REVIEW MEDIATION AND ARBITRATION, INC.

(Exact name of small business issuer as specified in its charter)

Florida	000-52712	65-1126951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

778 S. Military Trail

Deerfield Beach, Florida 33442

(Address of principal executive offices)

(954) 570-7023

(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 1, 2010, Peer Review Mediation and Arbitration, Inc., a Florida corporation (“PRMA”), completed the acquisition of Key Vista Associates, Inc., a Florida corporation (“Key Vista”), pursuant to the Common Stock Purchase Agreement (the “Agreement”) dated November 1, 2010.

Under the terms of the Agreement, PRMA acquired all of the issued and outstanding common shares (the “Equity”) of Key Vista for a purchase price of $4,188,350.  These common shares represent all issued and outstanding equity, and transfers 100% ownership of Key Vista to PRMA.

The consideration paid to Key Vista for the Equity consists of a payment on closing of $113,350, a promissory note for $75,000 and 200,000 shares of PRMA restricted common stock.

PRMA has acquired Key Vista to serve as the platform to launch our Staffing Division.  PRMA will use the existing infrastructure of Key Vista to provide full service staffing solutions that will allow flexible personnel options to our physician partners, allowing them to right-size their work force and control payroll costs.  The Staffing Division intends to serve as the employee of record for all of our physicians partners’ employees, and take full responsibility for the withholdings, benefits, and payroll risks of these employees.  This is one step in the process of increasing efficiencies in the practice, and allowing our physician to focus on core competencies.

Item 9.01  Financial Statements

(d) Exhibits

Exhibit Number

Description

99.1  Financial statements and auditor’s report for the years ended December 31, 2008 and 2009, as audited by Garcia & Ortiz, P.A.

99.2  Financial statements, notes, and auditor’s report for the year ended December 31, 2010, as audited by Ronald R. Chadwick, P.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 19, 2011

PEER REVIEW MEDIATION AND ARBITRATION, INC.

(Registrant)

By: s/Willis Hale

         Willis Hale

         Chief Executive Officer

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